BioRestorative Therapies Appoints Joseph B. Swiader
to its Board of Directors

JUPITER, Fla. (July 2, 2014) – BioRestorative Therapies, Inc. ("BRT" or the "Company") (OTCBB: BRTX), a life sciences company focused on adult stem cell-based cellular therapies for various personal medical applications, today announced the appointment of Joseph B. Swiader, age 54, to its Board of Directors. Mr. Swiader will chair the Nominating Committee and serve on the Compensation Committee of the Board.

Mr. Swiader has extensive experience in both the financial and biotechnology sectors. He is currently managing partner of Wet Earth Partners LLC, which he founded in 2002.  Wet Earth Partners invests in a range of ventures that include biotechnology, medical technology and consumer products.  Previously he was a partner at Feirstein Capital Management, where he oversaw investments in biotechnology, pharmaceutical, medical technology and healthcare services companies.  Earlier Mr. Swiader was the Senior Global Healthcare Analyst at Scudder, Stevens & Clark (now part of Deutsche Asset & Wealth Management).  Mr. Swiader was also a biotechnology and pharmaceutical analyst for the Dreyfus group of funds.  He began his investment career in 1992 as a biotechnology analyst at JP Morgan Securities.

“As we advance our technologies through the regulatory pathway and position BioRestorative Therapies for growth, we have focused on deepening our corporate leadership and governance,” said Mark Weinreb, Chief Executive Officer of BioRestorative Therapies.  “Joe will provide a wealth of valuable experience in both finance and biotechnology, and we are very pleased he has agreed to join our Board of Directors.”

Mr. Swiader received a Bachelor of Science degree in finance from Babson College in 1992.

About BioRestorative Therapies, Inc.

BioRestorative Therapies, Inc. (www.biorestorative.com) develops products and medical procedures using cell and tissue protocols, primarily involving adult stem cells, including:

•
brtxDISC™ (Disc Implanted Stem Cells) is an investigational non-surgical treatment for bulging and herniated lumbar discs that is intended for patients who have failed non-invasive procedures and face the prospect of surgery.  The treatment involves culturing a patient’s own stem cells and then delivering them via a proprietary medical device to the damaged region of the disc in an outpatient procedure.

•
ThermoStem® is a treatment using brown fat stem cells that is under development for metabolic disorders including diabetes and obesity. Initial preclinical research indicates that increased amounts of brown fat in the body may be responsible for additional caloric burning as well as reduced glucose and lipid levels.

•
brtx-C Cosmetic is based on the development of a human cellular extract that has been demonstrated in in vitro skin studies to increase the production of collagen and fibronectin, which are proteins that are essential to combating the aging of skin.  Potential cosmetic uses are being explored with third parties.

The Company also offers plant stem cell-based facial creams and beauty products under the Stem Pearls® brand at www.stempearls.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the Company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

Investor Contacts:
LHA
Kim Sutton Golodetz
212-838-3777
kgolodetz@lhai.com
or
Bruce Voss
310-691-7100
bvoss@lhai.com

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